EX-35.1
(logo) Bank of America

BANK OF AMERICA, N.A. OFFICER'S CERTIFICATE PURSUANT TO
SECTION 3.18 OF THE AGREEMENT LISTED ON EXHIBIT A HERETO
BOAALT Series 2005

I, H. Randall Chestnut, a Senior Vice President of Bank of America, N.A. (the "Servicer"), hereby certify pursuant to Section 3.18 of the Pooling and Servicing Agreements listed on Exhibit A hereto (collectively, the "Agreements") that: (a) a review of the activities of the Servicer during calendar year 2008 and the performance of the Servicer under the Agreements has been made under my supervision, and (b) to the best of my knowledge, based on such review, the Servicer has fulfilled all it's obligations under the Agreements throughout calendar year 2008.

Dated March 1, 2009

Bank of America, N.A.
as Servicer

By: /s/ H. Randall Chestnut
Name: H. Randall Chestnut
Title: Senior Vice President


(page)


(logo) Bank of America

Bank of America
475 CrossPoint Parkway
PO Box 9000
Getzville, NY 14068-9000


Exhibit A

1. Banc of America Alternative Loan 2005-1 Trust, Mortgage Pass-Through Certificates, Servicing Agreement dated January 27, 2005, 2005 Series 2005-1
2. Banc of America Alternative Loan 2005-2 Trust, Mortgage Pass-Through Certificates, Servicing Agreement dated February 25, 2005, 2005 Series 2005-2
3. Banc of America Alternative Loan 2005-3 Trust, Mortgage Pass-Through Certificates, Servicing Agreement dated March 30, 2005, 2005 Series 2005-3
4. Banc of America Alternative Loan 2005-4 Trust, Mortgage Pass-Through Certificates, Servicing Agreement dated April 28, 2005, 2005 Series 2005-4
5. Banc of America Alternative Loan 2005-5 Trust, Mortgage Pass-Through Certificates, Servicing Agreement dated May 26, 2005, 2005 Series 2005-5
6. Banc of America Alternative Loan 2005-6 Trust, Mortgage Pass-Through Certificates, Servicing Agreement dated June 28, 2005, 2005 Series 2005-6
7. Banc of America Alternative Loan 2005-7 Trust, Mortgage Pass-Through Certificates, Servicing Agreement dated July 28, 2005, 2005 Series 2005-7
8. Banc of America Alternative Loan 2005-8 Trust, Mortgage Pass-Through Certificates, Servicing Agreement dated August 30, 2005, 2005 Series 2005-8
9. Banc of America Alternative Loan 2005-9 Trust, Mortgage Pass-Through Certificates, Servicing Agreement dated September 28, 2005, 2005 Series 2005-9
10. Banc of America Alternative Loan 2005-10 Trust, Mortgage Pass-Through Certificates, Servicing Agreement dated October 27, 2005, 2005 Series 2005-10
11. Banc of America Alternative Loan 2005-11 Trust, Mortgage Pass-Through Certificates, Servicing Agreement dated November 29, 2005, 2005 Series 2005-11
12. Banc of America Alternative Loan 2005-12 Trust, Mortgage Pass-Through Certificates, Servicing Agreement dated December 29, 2005, 2005 Series 2005-12